Exhibit 99.1

N e w s R e l e a s e QUICKSILVER RESOURCES INC. 777 West Rosedale Street Fort Worth, TX 76104 www.qrinc.com

Quicksilver Resources Announces Settlement of Litigation with BreitBurn Energy Partners and Provident Energy Trust

FORT WORTH, TEXAS (February 8, 2010) – Quicksilver Resources Inc. (NYSE: KWK) today announced that it has agreed with BreitBurn Energy Partners L.P. (NASDAQ: BBEP) and Provident Energy Trust (NYSE: PVX) to settle all existing litigation among the parties, subject to execution of final settlement documentation and payment of damages.  The following terms are included in the settlement:

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Quicksilver will retain full voting rights on its approximate 21.348 million units of BreitBurn, representing approximately 41% of the outstanding partnership interests, in accordance with the provisions of a limited standstill agreement;

•	Messrs Washburn and Breitenbach will resign from the BreitBurn board of directors and Quicksilver shall have the right to name two of the six members of the BreitBurn board;
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BreitBurn will resume regular quarterly cash distributions starting at the minimum annual rate of $1.50 per unit, beginning with the first quarter and payable in the second quarter of 2010, resulting in an expected annual distribution of approximately $32 million to Quicksilver;

•	Quicksilver will receive a total of $18 million; $13 million to be paid by BreitBurn and $5 million to be paid by Provident.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil exploration and production company engaged in the development and acquisition of long-lived, unconventional natural gas reserves, including coalbed methane, shale gas, and tight sands gas in North America.  The company has U.S. offices in Fort Worth, Texas; Glen Rose, Texas and Cut Bank, Montana.  Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.  For more information about Quicksilver Resources, visit www.qrinc.com.

Forward-Looking Statements
The statements in this press release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Resources’ financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas, natural gas liquids and crude oil prices; failure or delays in achieving

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expected production from exploration and development projects; uncertainties inherent in estimates of natural gas, natural gas liquids and crude oil reserves and predicting natural gas, natural gas liquids and crude oil reservoir performance; effects of hedging natural gas, natural gas liquids and crude oil prices; fluctuations in the value of certain of our assets and liabilities; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations; and the effects of existing or future litigation; as well as, other factors disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor & Media Contact:
Rick Buterbaugh
(817) 665-4835

KWK 10-01

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